Exhibit 99.2

Office of Naval Research awards Altair Nanotechnologies $3.8M contract for second phase of groundbreaking shipboard UPS system

RENO, Nev. – May 28, 2009 – Altair Nanotechnologies Inc. (Altairnano) (Nasdaq: ALTI), a leading provider of energy storage systems for clean, efficient power and energy management, today announced a $3.8 million contract award from the Office of Naval Research (ONR). This award is for the continued research and design of Altairnano’s large-scale nano lithium titanate energy-storage systems for possible use as an uninterruptible power supply (UPS) on Navy ships.

“Our advanced battery technology is advancing the quest for a safe, less costly and environmentally friendlier substitute for fossil-fuel burning turbines,” said Terry M. Copeland, Ph.D., Altairnano’s president and chief executive officer. “The design and development of a 500-kW energy-storage unit paves the way for the Navy to dramatically change how vessels respond to requirements for efficient, redundant, and safe power availability. Given the number of ships to which Altairnano's technology could be applied, this electrical storage and rapid power delivery system could reduce the Navy's fuel consumption by tens of millions of gallons each year.”

On Navy vessels today, two gas-turbine generators are kept online to guarantee power availability. An Altairnano battery solution provides the ability to run only one turbine at a more efficient capacity. If there is a problem with the primary generator, the Altairnano UPS would provide enough power to allow a second generator to be started and put online, avoiding the cost of keeping two generators running continuously. It is estimated the fuel cost savings alone would near $1 million per vessel for a six-month cruise.

This contract, the continuation of an earlier award announced in 2008, is for the additional engineering, design, and testing of Altairnano’s advanced battery systems for use on Navy ships. The second phase of this contract includes construction and delivery of a 500-kW energy-storage unit for operational testing by ONR. During this phase Altairnano will produce this unit for performance testing, smaller-scale modules for safety testing and conduct other cell, safety and ship integration studies. The engagement starts immediately with contract completion anticipated by July 1, 2010.

To date, total funds appropriated by Congress for Altairnano’s battery program total $12.5 million. Funds for the third phase of Altairnano’s ongoing engagement are expected to be awarded in 2010.

About Altair Nanotechnologies Inc.
Headquartered in Reno, Nevada with manufacturing in Anderson, Indiana, Altairnano is a leading provider of energy storage systems for clean, efficient power and energy management. Going beyond lithium ion, Altairnano's Lithium-Titanate based battery systems are among the highest performing and most scalable, with applications that include battery cells for military artillery, battery packs for hybrid vehicles and energy storage systems for large-scale stationary power services. For more information please visit Altairnano at www.altairnano.com.

About the Office of Naval Research
The Office of Naval Research (ONR) coordinates, executes, and promotes the science and technology programs of the United States Navy and Marine Corps. It provides technical advice to the Chief of Naval Operations and the Secretary of the Navy and works with industry to improve technology manufacturing processes. ONR, with headquarters in Arlington, Va., reports to the Secretary of the Navy through the Assistant Secretary of the Navy for Research, Development and Acquisition.

Forward-Looking Statements
This release may contain forward-looking statements as well as historical information. Forward-looking statements, which are included in accordance with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, may involve risks, uncertainties and other factors that may cause the company's actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this release. These risks and uncertainties include, without limitation, the risks that development of the advanced lithium ion-based batteries and related products described herein will not be completed for technical, political, strategic or other reasons; that any products developed will not perform as expected in future testing or real-world applications; and that even if full commercialization occurs, product sales may be limited and costs associated with production may exceed revenues. In addition, other risks are identified in the company's most recent Annual Report on Form 10-K and Form 10-Q, as filed with the SEC. Such forward-looking statements speak only as of the date of this release. The company expressly disclaims any obligation to update or revise any forward-looking statements found herein to reflect any changes in company expectations or results or any change in events.

For Additional Information:

Institutional Investors:
C. Robert Pedraza
Vice President, Corporate Strategy
Altair Nanotechnologies, Inc.
775.856.2500
ir@altairnano.com

Individual Investors:
Marty Tullio
McCloud Communications, LLC
949.553.9748
marty@mccloudcommunications.com

Media Relations
Jeff Brunings
Director, Strategic Marketing
Altair Nanotechnologies, Inc.
775.856.2500
mediarelations@altairnano.com

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